UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value , $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Definitive Agreement

The information contained in Items 5.02 is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement:

On April 17, 2025, Perma-Fix Environmental Services, Inc.’s (the “Company”) Compensation and Stock Option Committee (“Compensation Committee”) recommended to the Board of Directors (the “Board”) the approval of, and the Board approved, the employment agreement (the “Employment Agreement”) with Troy Eshleman, the Chief Operating Officer (“COO”). The Company and the COO entered into the Employment Agreement on April 17, 2025.

The Employment Agreement is effective from April 17, 2025, through April 20, 2026, (the “Initial Term”) unless earlier terminated by the Company or by the executive officer. At the end of the Initial Term of the Employment Agreement, the Employment Agreement will automatically be extended for one additional year, unless at least six months prior to the expiration of the Initial Term, the Company or the executive officer provides written notice not to extend the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Eshleman is provided an annual salary of $320,000, which annual salary may be increased from time to time, but not reduced, as determined by the Compensation Committee. In addition, the COO is entitled to participate in the Company’s broad-based benefits plans and to certain performance compensation payable under separate Management Incentive Plan (“MIP”).

Pursuant to the Employment Agreement, if the COO’s employment is terminated due to death, disability or for cause (as defined in the Employment Agreement), the Company will pay to the COO or to his estate an amount equal to the sum of any unpaid base salary and accrued unused vacation time through the date of termination and any benefits due to the COO under any employee benefit plan (the “Accrued Amounts”) plus any performance compensation payable pursuant to the MIP with respect to the fiscal year immediately preceding the date of termination. In the event that the COO’s employment is terminated due to death, the Company will also pay a lump-sum payment (the “Cash Medical Continuation Benefit”) equal to eighteen times the monthly premium that would be required to be paid, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue group health coverage for the COO’s eligible covered dependents in effect on the date of the COO’s termination of employment, based on the premium for the first month of COBRA coverage. Such cash payment will be taxable and will be made regardless of whether the COO’s eligible covered dependents elect COBRA continuation coverage.

If the COO terminates his employment for “good reason” (as defined in the Employment Agreement) or is terminated by the Company without cause (including any such termination for “good reason” or without cause within 24 months after a Change in Control (as defined in the Employment Agreement), the Company will pay the COO Accrued Amounts, (a) two years of full base salary, plus (b) (i) two times the performance compensation (under the COO’s MIP) earned with respect to the fiscal year immediately preceding the date of termination provided the performance compensation earned with respect to the fiscal year immediately preceding the date of termination has not yet been paid, or (ii) if performance compensation earned with respect to the fiscal year immediately preceding the date of termination has already been paid to the COO, the COO will be paid an additional year of the performance compensation earned with respect to the fiscal year immediately preceding the date of termination, and (c) the Cash Medical Continuation Benefit. If the COO terminates his employment for a reason other than for good reason, the Company will pay to the COO an amount equal to the Accrued Amounts plus any performance compensation payable pursuant to the MIP applicable to the COO.

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The Employment Agreement is briefly described above, and the descriptions contained herein, and the COO’s rights and responsibilities thereunder are qualified by, and described in detail in the Employment Agreement attached as exhibits 99.1 to this Report, which Employment Agreement is incorporated herein by reference.

Item 8.01. Other Events.

On April 17, 2025, the Company’s Board set the Company’s Annual Meeting of Stockholders (the “Meeting”) on July 24, 2025 with the Record Date of June 2, 2025. Accordingly, stockholders of record at the close of business on June 2, 2025, will be entitled to vote at, the Meeting or at any postponement or adjournment thereof.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

99.1	Employment Agreement dated April 17, 2025, between Troy Eshleman, Chief Operating Officer, and Perma-Fix Environmental Services, Inc.

99.2	2025 Incentive Compensation Plan for Chief Operating Officer, effective January 1, 2025, as incorporated by reference from Exhibit 99.5 to the Company’s Form 8-K filed on January 29, 2025. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN EXCLUDED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief Financial Officer

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